Exhibit 99.1


                        SAFE HARBOR COMPLIANCE STATEMENT

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
         SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS

     This Report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Such statements include, but are not limited to, statements concerning the Company's future results from operations; the adequacy of existing capital resources and credit lines; anticipated future customer orders; anticipated future capital expenditures; anticipated costs of environmental matters at our manufacturing facilities and expectations regarding future environmental reports; and our ability to generate sufficient cash flow from operations to repay indebtedness and fund operations. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

     Forward-looking statements are based on the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties and other factors, which may cause actual results, performance, or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to be materially different from those contained in the forward-looking statements include: uncertainties relating to general economic conditions; the Company's dependence on discretionary consumer spending; the Company's dependence on demand from original equipment manufacturers; the Company's dependence on international sales; the cost and availability of raw materials; the timeliness and market acceptance of the Company's new product introductions; the competitive environment in which the Company operates; seasonality of sales, which results in fluctuations in operating results; the Company's ability to protect its intellectual property rights; the Company's reliance on third party suppliers; changes in the financial markets relating to the Company's capital structure and cost of capital; increased costs related to environmental regulations and/or the failure of third parties to fulfill their indemnification and remediation obligations to us; work stoppages or slowdowns; the Company's limited operating history; the Company's ability to successfully launch new products; and other factors that management is currently unable to identify or quantify, but may arise or become known in the future.

RISK FACTORS

     NO LONG-TERM SUPPLIER OF GOLF CLUB GRIPS OR GRAPHITE GOLF CLUB SHAFTS. The Company purchases its grip inventory from five different suppliers. Although the Company does not have long-term supply contracts with each of these companies, management believes it has an adequate source of supply to meet its current and anticipated future customer needs. However, there can be no assurance that a disruption of supply from any of these companies will not result in the loss of sales and key customers, which would have a material adverse effect on the Company's financial condition and results of operations.

     The Company currently utilizes two manufacturers to supply its inventory of graphite golf club shafts. Management believes that there are other acceptable supply sources at comparable prices and quality. Sales of these products to date have been insignificant to the Company's financial condition and results of operations. However, there can be no assurance that a disruption of supply from either of these companies will not result in the loss of sales and key customers or hinder the Company's efforts to expand its business into this new product segment.

     DEPENDENCE ON "RIFLE" SHAFT SALES. The Company is substantially dependent on sales of "Rifle" golf club shafts which constituted 67%, 62% and 56% of the Company's total net sales during the fiscal years ended May 31, 2001, 2000 and 1999, respectively. While the Company's management believes that demand for the "Rifle" shaft should remain high for the next several years, there can be no assurance that sales of the "Rifle" shaft will not decline or that the Rifle shaft will maintain its profitability. Decreases in sales or profitability of the "Rifle" shaft could have a material adverse effect on the Company's business, operating results and financial condition.
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     DEPENDENCE ON  DISCRETIONARY  CONSUMER  SPENDING.  Sales of golf  equipment historically have been dependent on discretionary spending by consumers, which may be adversely affected by general economic conditions, changing consumer golf trends and the popularity of golf in general. Any period of economic uncertainty or decline that impacts consumer spending, any decrease in consumer spending on golf equipment for whatever reason or changes in consumer preferences for golf products could have a material adverse effect on the Company's business, results of operations and financial condition.

     COMPETITION. The golf equipment industry is highly competitive and is characterized by numerous companies competing in various segments of the market. Many of the Company's competitors have greater name recognition, more extensive engineering, manufacturing and marketing capabilities, and greater financial, technological and personnel resources than the Company. Efforts to remain competitive with these rival sports equipment manufacturers may cause the Company to accept lower profit margins, which could adversely impact the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully in the future with existing or new competitors.

     DEPENDENCE ON OEMS, CUSTOMER CONCENTRATION. The Company's major customers are original equipment manufacturers ("OEMs") which sell finished golf products primarily to sporting goods stores and specialty retailers of golf equipment and recreational products. A decision by these OEM customers to manufacture their own golf club grips and shafts or to acquire grips and shafts from sources other than the Company could have a material adverse effect on the Company's business, results of operations and financial condition as could changes in the purchasing patterns, inventory levels and advertising and marketing strategies of these OEM customers.

     The Company is significantly dependent on sales to its significant customers including TaylorMade - adidas Golf ("TaylorMade"), its exclusive Japanese distributor ("Precision Japan") and Callaway Golf Company ("Callaway") which, in the aggregate, represented 60%, 50% and 49% of the Company's total net sales for the fiscal years ended May 31, 2001, 2000 and 1999, respectively. The Company has two long-term agreements with Precision Japan which grant exclusive distribution rights for sale of the Company's golf club grips and golf club shafts in Japan and certain other Asian countries. The grip and shaft agreements expire in January 2002 and July 2002, respectively. The Company does not have supply agreements with TaylorMade or Callaway. The loss of sales to any of these companies could have a significant adverse impact on the Company's financial condition and results of operations.

     Because of the historical volatility of consumer demand for specific golf clubs, as well as continued competition from alternative suppliers, sales to a given customer in a prior period may not necessarily be indicative of future sales. The loss of a significant customer or a substantial decrease in sales to a significant customer could adversely affect the Company's business, operating results and financial condition.

     SEASONALITY; FLUCTUATIONS IN OPERATING RESULTS. The Company is dependent on golf-related product sales and golf is generally a warm weather sport. Therefore, the Company's business is seasonal. The Company has historically enjoyed its strongest sales in the third and fourth fiscal quarters ending in February and May because the Company's customers build up inventory levels in anticipation of sales in the spring and summer, the principal selling seasons for golf-related products. In order to minimize the effect of this seasonality, the Company may build product inventories during the first and second fiscal quarters ending in August and November based on management's estimate of customer demand for the Company products in the third and fourth fiscal quarters. This strategy allows the Company to use its production resources more efficiently and have inventory on hand to meet its customers' demand but also exposes the Company to the risk of materially inaccurate estimates. If the Company underestimates the demand for its products, the Company may not be able to deliver products to its customers in a timely fashion. If the Company overestimates the demand for its products, the Company may have to sell excess inventory at severely discounted prices. Either event may have a material adverse effect on the Company's business, operating results and financial condition.

     FINANCIAL LOAN COVENANTS. The Company's primary borrowing arrangement consists of two bank credit facilities that contain certain financial and other covenants which, among other things, limit annual capital expenditures and dividends and require the maintenance of minimum monthly and quarterly earnings and quarterly debt service coverage ratios, as defined. The Company believes it is in compliance with all financial loan covenants as of May 31, 2001. Most recently in November 2000, the Company did not achieve the operating results necessary for compliance with certain financial loan covenants, but was successful in obtaining the necessary waivers and amendments to remedy such default. There can be no assurance, however, that the Company would be able to obtain the necessary waivers or amendments upon the occurrence of any future events of default of financial loan covenants which could have a material adverse effect on the Company's financial condition and results of operations.

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     ENVIRONMENTAL  RISKS.  The  Company is subject  to  environmental  laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling and disposal of waste products. The nature of the Company's Torrington, Connecticut golf club shaft manufacturing operations could expose the Company to the risk of claims with regard to environmental matters.

     In May 1996, the Company acquired substantially all the assets of the golf club shaft manufacturing business of Brunswick Corporation (NYSE: BC) (the "Brunswick Acquisition"). Included in the acquired assets were land, buildings and equipment at the Company's Torrington, Connecticut manufacturing facility (the "FMP plant"). In conjunction with the Brunswick Acquisition, Brunswick Corporation ("Brunswick") agreed to indemnify the Company from potential liability arising from certain environmental matters and to remediate certain environmental conditions which existed at the FMP plant on the date of acquisition. Brunswick has engaged an environmental consulting firm to perform testing at the FMP plant and is in the process of developing a plan of remediation. The Company has engaged an environmental consulting firm to assist in the development of the plan of remediation. Failure of Brunswick to fulfill its obligations under the asset purchase contract could have a material adverse effect on the Company's financial condition and results of operations.

     Prior to the Brunswick Acquisition, the FMP plant was listed in the U.S. Environmental Protection Agency's ("EPA") Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"). A contractor for the EPA performed an assessment of the FMP plant in January 1992 and, in June 1992, the site was deferred from the CERCLIS inventory to the EPA's Resource Conservation and Recovery Act ("RCRA") program. During calendar 2000, the EPA reviewed the status of the property, concluded that the FMP plant is not subject to corrective action under RCRA and returned the site to its active CERCLIS inventory. In November 2000 and April 2001, a contractor for the EPA performed another site assessment and took samples from the property of the FMP plant. The Company anticipates that a report from the EPA with the results of this work will be received prior to April 2002. The Company believes that, pursuant to the Brunswick Acquisition agreement, Brunswick has an obligation under the Connecticut Transfer Act (the "Act") to remediate any environmental issues that fall within the scope of the Act. The Company expects that, if the EPA identifies any environmental issues, they would be issues that fall within the scope of the Act. There is not sufficient information at this time to determine what action, if any, the EPA may pursue and what effect, if any, it may have on the Company's financial condition and results of operations.

     In October 2000, the Company received a notice of violation ("NOV") from the State of Connecticut Department of Environmental Protection ("DEP") alleging that various effluent discharge samples during the period from January 2000 to September 2000 were in violation of authorized limits under an existing permit for the discharge of treated wastewater from the FMP plant. The Company submitted its response to the NOV in December 2000 and, in April 2001, the Company received a draft consent order from the DEP related to this matter. The Company is currently negotiating with the DEP prior to entering into a final consent order. The Company does not anticipate, however, that the conditions of the draft consent order will be significantly modified. Terms of the draft consent order include, among other things, that the Company pay a civil penalty of $0.2 million, submit to various compliance audits, and complete a feasibility study to determine if the discharge of treated wastewater from the FMP plant can be reduced, diverted to another source or eliminated entirely. The Company is currently evaluating its options to reach compliance with the terms of the draft consent order. Management believes it is possible that the proposed civil penalty will be slightly reduced when the final consent order is executed. A provision has been recorded in the amount of $0.15 million for the proposed civil penalty and is reflected as a component of Environmental Costs in the accompanying consolidated statement of operations for the fiscal year ended May 31, 2001. Management believes that significant future capital expenditures in excess of $0.3 million may be made at the FMP plant during the fiscal year ending May 31, 2002 to comply with the terms of the consent order.

     Environmental Costs related to the various matters discussed above totaled $0.4 million and $0.1 million, net of recoveries, during the fiscal years ended May 31, 2001 and 2000, respectively.

     There can be no assurance that additional material costs or liabilities will not be incurred in connection with environmental laws and regulations in the future or that governmental requirements will not change in a manner that imposes material costs or liabilities on the Company.

     FOREIGN SALES RISKS. The Company is significantly dependent on international sales which represented 23%, 32% and 29% of the Company's total net sales during the fiscal years ended May 31, 2001, 2000, and 1999, respectively. International sales expose the Company to additional risks inherent in doing business abroad. These risks include, but are not limited to delays in shipment; export controls, embargoes, tariffs and other trade barriers; foreign government regulation, political instability, and changes in economic conditions; and adverse fluctuations in foreign exchange rates and exchange controls. Any of these risks may result in the loss of international sales or a decline in the profitability of international sales which could have a material adverse effect on the Company's business, operating results or

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
financial condition. Sales to Precision Japan, the Company's exclusive distributor for Japan, accounted for 86%, 84% and 85% of the Company's international sales during the fiscal years ended May 31, 2001, 2000, and 1999, respectively. The loss of sales to Precision Japan could have a material adverse effect on the Company's business, operating results and financial condition.

     TRADE UNION. Most employees of the Company at its Torrington, Connecticut plant are represented by a trade union for collective bargaining purposes. Although the Company currently believes its relations with employees are good, there is no assurance that work stoppages or slowdowns will not be experienced in the future. Any work stoppage or slowdown could have a material adverse effect on the Company's business, results of operations and financial condition.

     LIMITED HISTORY. The Company's golf club shaft manufacturing facility in Torrington, Connecticut dates back over a century and the facility's manufacture of shafts dates back to the 1920's. However, three different owners have operated the facility. Most recently, in 1996 a group of investors joined the then current management in acquiring substantially all of the assets and certain liabilities of the golf shaft manufacturing business from Brunswick Corporation. In August 1997, RP acquired RG. Consequently, the Company has a limited operating history. There can be no assurance that the results of such a limited history or of the predecessor operations will be indicative of future performance.

     NEW PRODUCT INTRODUCTIONS. The Company believes that the introduction of new, innovative golf club shafts and golf club grips will be crucial to its future success. New models and basic design changes are frequently introduced into the golf industry but are often met with consumer rejection. Although the Company has achieved certain successes in the introduction of previous products, no assurances can be given that it will be able to continue to design and manufacture products that meet with market acceptance. In addition, prior successful designs may be rendered obsolete within a relatively short period of time as new products are introduced into the market. The design of new golf equipment is also greatly influenced by rules and interpretations of the USGA. Although the golf equipment standards established by the USGA generally apply only to competitive events sanctioned by that organization, it has become critical for designers of new products to assure compliance with USGA standards. Although the Company believes that all of its grips and shafts comply with current USGA standards, no assurance can be given that any new products will receive USGA approval or that existing USGA standards will not be altered in ways that adversely affect the sales of products.

     PRODUCT PROTECTION AND INTELLECTUAL PROPERTY. The Company currently relies upon a combination of patents, copyrights, trademarks and trade secret laws to establish and protect certain of its proprietary rights in its products. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent misappropriation of proprietary property rights or that competitors will not independently develop proprietary property that is substantially equivalent or superior to the Company's.

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